Exhibit 10.3

EXTENSION AGREEMENT

This Extension Agreement (this “Agreement”) is made and entered into as of March [__], 2019 (the “Effective Date”), by and between [NAME] (“Executive”) and Lippert Components, Inc. (the “Corporation”).

RECITALS

A. The Corporation and Executive are parties to that certain Executive Employment Agreement, effective as of [DATE] (the “Employment Agreement”).

B. The Corporation and Executive desire to extend the time period during which the restrictive covenants set forth in Section 5.D of the Employment Agreement will apply and bind Executive, and in consideration therefor the Corporation’s parent company, LCI Industries (“LCI”), will grant to Executive a special award of restricted stock units (the “RSUs”) under the LCI Industries 2018 Omnibus Incentive Plan (the “Plan”).

AGREEMENT

In consideration of the foregoing recitals, the provisions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and Executive agree as follows:

1. Executive agrees that the time period during which the restrictive covenants set forth in Section 5.D of the Employment Agreement apply is hereby extended for an additional period of twelve (12) months immediately after the Restricted Period (as defined in the Employment Agreement) (such 12-month extension being hereinafter referred to as the “Extended Period”). For avoidance of doubt, Executive covenants and agrees that he/she is bound by and will comply with all the restrictive covenant provisions of Section 5.D of the Employment Agreement during the Restricted Period and the Extended Period.

2. The Corporation agrees that LCI will grant to Executive, effective on the Effective Date, [NUMBER] RSUs, each RSU to represent the right to receive one share of common stock of LCI upon vesting, which vesting will occur in thirds on each of the first three anniversaries of the grant date, subject to earlier termination or vesting as provided in the Plan and the form of executive officer RSU award agreement approved by the Compensation Committee of the Board of Directors of LCI (the “Award Agreement”), which award of RSUs shall be governed by and subject to the terms and conditions of the Plan and the Award Agreement. Executive acknowledges that he/she is not entitled to receive such grant unless he/she enters into this Agreement and an Award Agreement.

3. This Agreement is the result of negotiations between the parties, and neither party shall be deemed to be the drafter of this Agreement. The language of this Agreement and the Employment Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either party. This Agreement shall be interpreted and construed without any presumption or inference based upon or against the party causing this Agreement or the Employment Agreement to be prepared.

4. This Agreement may be executed in one or more counterparts (or upon separate signature pages bound together into one or more counterparts), all of which taken together shall constitute but one agreement. Signatures transmitted by facsimile or other electronic means shall be effective the same as original signatures for execution of this Agreement.

5. Except as otherwise expressly provided in this Agreement, all of the terms and provisions of the Employment Agreement remain in full force and effect, and fully binding on the parties thereto and their respective successors and permitted assigns.

6. Except as otherwise defined in this Agreement, all the capitalized terms used in this Agreement shall have the meaning ascribed to them in the Employment Agreement.

7. Executive hereby acknowledges and agrees that he/she (a) has read this Agreement in its entirety prior to executing it, (b) understands the provisions and effects of this Agreement, and (c) has consulted with such attorneys, accountants, and other financial advisors as he/she has deemed appropriate in connection with his/her execution of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Extension Agreement, effective as of the Effective Date.

LCI INDUSTRIES:	EXECUTIVE

By:
Name:	[NAME]
Title: